Exhibit 99.1

CONFORMED COPY

August 5, 2013

VIA EMAIL

Board of Directors

WebMD Health Corp.,

111 Eighth Avenue

New York, New York 10011

Attn.:	Marty Wygod, Chairman of the Board
Douglas Wamsley, General Counsel

Ladies and Gentlemen:

Effective immediately, I hereby resign from the Board of Directors of WebMD Health Corp., and the boards of directors of any and all of its subsidiaries, and from any and all committee memberships with respect to any such boards.

Very truly yours,

/s/ David Schechter

David Schechter